As filed with the Securities and Exchange Commission on May 10, 1996 Registration No. 333-
- ------------------------------------------------------------------------------
- ------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                         ----------------------------
                                  FORM S-8
                         Registration Statement Under
                          the Securities Act of 1933
                         ----------------------------
                              WHITTMAN-HART, INC.
              (Exact Name of Registrant as Specified in its Charter)

             Delaware                                    36-3797833
     (State or other jurisdiction of                  (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                              311 South Wacker Drive
                                    Suite 3500
                           Chicago, Illinois  60606-6618
                      (Address of principal executive offices)


                             1995 INCENTIVE STOCK PLAN
                                        and
                            EMPLOYEE STOCK PURCHASE PLAN
                             (Full Titles of the Plans)


           Robert F. Bernard
         Chief Executive Officer                      Telephone number,
           Whittman-Hart, Inc.                       including area code,
     311 South Wacker Drive, Suite 3500              of agent for service:
       Chicago, Illinois  60606-6618                    (312) 922-9200
   (Name and address of agent for service)
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                          CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
    Title of                           Maximum        Maximum
   Securities         Amount           Offering      Aggregate     Amount of
     to be             to be            Price         Offering    Registration
   Registered       Registered(1)    Per Share(2)      Price(2)        Fee
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Common Stock,
par value $0.001
per share          2,400,000 Shares     $26.125      $62,700,000      $21,621
- ------------------------------------------------------------------------------

1 An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plans become operative.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as quoted on the Nasdaq National Market on May 8, 1996.

                                     PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this Registration Statement:

     (1) The registrant's Registration Statement on Form S-1 (Registration No. 333-1778), as amended ("Registration Statement"), which has heretofore been filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended (the "Act").

     (2) The registrant's 424(b) prospectus relating to the Registration Statement filed by the Company with the Commission pursuant to the Act.

     (3) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the Commission of the registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES.

            The securities to be offered are registered under Section 12(g) of the 1934 Act.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant, being incorporated under the General Corporation Law of the State of Delaware (the "DGCL"), is empowered by Section 145 of the DGCL, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section
145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The registrant's Amended and Restated Certificate of Incorporation and Second Amended and Restated By-Laws contain provisions that require the registrant to indemnify its directors and officers to the fullest extent permitted by Delaware law.

     The registrant's Amended and Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the registrant to the registrant and its stockholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining any improper personal benefit.

     The registrant maintains directors and officers liability insurance covering all directors and officers of the registrant against claims arising out of the performance of their duties.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

Item 8.  EXHIBITS.

           Reference is made to the Exhibit Index.

Item 9.  UNDERTAKINGS.

           The registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of May, 1996.

                               WHITTMAN-HART, INC.



                               By: /s/ Robert F. Bernard
                                  -------------------------------------
                                  Robert F. Bernard
                                  President and Chief Executive Officer



                              POWER OF ATTORNEY

     We, the undersigned officers and directors of Whittman-Hart, Inc., hereby severally constitute Robert F. Bernard and Kevin M. Gaskey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Whittman-Hart, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 9th day of May, 1996.

SIGNATURE                  TITLE

/s/ Robert F. Bernard      Chairman of the Board of Directors, President and
- ---------------------
Robert F. Bernard          Chief Executive Officer


/s/ Kevin M. Gaskey        Chief Financial Officer and Treasurer (Principal
- ---------------------
Kevin M. Gaskey
                           Financial and Accounting Officer)


/s/ Edward V. Szofer       Vice President, Chief Operating Officer and Director
- ---------------------
Edward V. Szofer


/s/ Paul D. Carbery        Director
- ---------------------
Paul D. Carbery


/s/ Robert F. Steel        Director
- ---------------------
Robert F. Steel


/s/ Larry P. Roches        Director
- ---------------------
Larry P. Roches

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                                   EXHIBIT INDEX

Exhibit Number                      Description
- --------------                      -----------

    4.1 Amended and Restated Certificate of Incorporation as currently in effect (incorporated herein by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-1778).

    4.2 Second Amended and Restated By-Laws of the Registrant as currently in effect (incorporated herein by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, as amended, Registration No. 333-1778).

    5*           Opinion (including consent) of McDermott, Will & Emery.

   23.1*         Consent of KPMG Peat Marwick LLP.

   23.2*         Consent of McDermott, Will & Emery (included in Exhibit 5).

    24*          Power of Attorney (included on signature page).


*Filed herewith.